                                                                    Exhibit 2(F)


                                    BYLAWS

                                      OF

                       AMERICAN STONE INDUSTRIES, INC.

ARTICLE 1.  OFFICES
----------  -------

         Section 1.1 Registered Office
         ----------- -----------------

         The registered office of American Stone Industries, Inc. (the "Corporation") shall be located in the State of Delaware.

         Section 1.2  Other Offices
         -----------  -------------

         The Corporation may also have offices at such other places, within or without the State of Delaware, where the Corporation is qualified to do business, as the Board of Directors may designate, from time to time, or as the business of the Corporation may require.

ARTICLE 2.  SHAREHOLDERS
----------  ------------

         Section 2.1  Annual Meeting
         -----------  --------------

         The Annual Meeting of the Shareholders shall be held in the month of November, at a time to be designated by the Board of Directors during ordinary business hours. Notwithstanding the foregoing, the Board of Directors shall have the authority to determine and designate an alternate date and time for the Annual Meeting of Shareholders, which shall be selected on a business day, during ordinary business hours. At the Annual Meeting, the Shareholders shall elect the Board of Directors and consider the reports of the affairs of the Corporation which shall be laid before the Annual Meeting. Furthermore, upon due notice, there may be considered and acted upon at the Annual Meeting any matter which could properly be considered and acted upon at a Special Meeting of Shareholders.

         Section 2.2  Special Meeting
         -----------  ---------------

         Upon request in writing, delivered either in person or by certified mail, to the President or the Secretary of the Corporation, by any person or persons entitled to call a meeting of Shareholders, as set forth hereinafter, such Officers shall fix the date of a Special Meeting and cause notice of such meeting to be given to the Shareholders entitled to vote at such meeting. Such meeting shall be held on a date not less than ten days nor more than 60 days after the receipt of such request.

         If such Officer shall not have given the notice within five days after the delivery or mailing of the request, then, in such event, the person or persons calling the meeting may fix the time of the meeting and


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give notice thereof as provided hereinabove. In any event, the date shall be set on a business day, during ordinary business hours.

         Section 2.3  Persons Entitled to Call Special Meeting
         -----------  ----------------------------------------

         Special Meetings of the Shareholders may be called at any time by any of the following: (a) The Chairman of the Board, the President, or, in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President; (b) the Directors by action at a meeting, or a majority of the Directors acting without a meeting; or (c) a person or persons who hold 40% of all shares outstanding and entitled to vote at such Meeting.

         Section 2.4  Notice of Meetings
         -----------  ------------------

         Written notice, stating the time, place, and purpose of a meeting of the Shareholders, shall be given either by personal delivery, or by ordinary mail, not less than ten days nor more than 60 days before the date of the meeting to each Shareholder of record entitled to notice of such meeting by or at the direction of the President or the Secretary of the Corporation, or in case of his neglect or failure to perform such duty, by any Director or Shareholder. If mailed, the notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the Shareholder at his address as the same shall appear on the records of the Corporation with the proper postage prepaid thereon. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are announced at the meeting.

         Section 2.5  Waiver of Notice
         -----------  ----------------

         Notice of the time, place and purpose or purposes of any meeting of the Shareholders, whether required by law, the Articles of Incorporation or the Bylaws, if any, may be waived, in writing, either before or after the holding of the meeting, by any Shareholder; which writing shall be deemed to be a waiver of notice of the meeting by any Shareholder entitled to such notice, or by his attendance at any such meeting without filing a written protest with the Secretary prior to or at the commencement of the meeting.

         Section 2.6  Place of Meeting
         -----------  ----------------

         Meetings of Shareholders shall be held at any place within or without the State of Delaware (fixed by the Board of Directors). In the absence of such designation, Shareholder Meetings shall be held at the principal office of the Corporation.

         Section 2.7  Quorum
         -----------  ------

         A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the Shareholders.

         The holders of the majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.


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         Section 2.8  Voting of Shares
         -----------  ----------------

         Each outstanding voting share (including shares not fully paid) regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that cumulative voting is required pursuant to Delaware General Corporation law.

         Section 2.9  Voting by Proxy
         -----------  ---------------

         Any Shareholder holding voting stock may be represented at any meeting and may vote by proxy or proxies appointed by a writing signed by such Shareholder according to the manner set forth in Delaware General Corporation law.

         Section 2.10  Inspectors of Election
         ------------  ----------------------

         A Board of Directors, in advance of any meeting of Shareholders, may appoint Inspectors of Election to act at such meeting or at any adjournment thereof, pursuant to the provisions of Delaware General Corporation law.

         Section 2.11  Action Without Meeting
         ------------  ----------------------

         Notwithstanding any provision herein to the contrary, any action which may be taken at a meeting of Shareholders may be taken without a meeting, pursuant to the provisions of Delaware General Corporation law.

ARTICLE 3.  BOARD OF DIRECTORS
----------  ------------------

         Section 3.1  Powers
         -----------  ------

         The business and affairs of the Corporation and all corporate authority shall be exercised by or under the authority of the Board of Directors.

         Section 3.2  Number of Directors
         -----------  -------------------

         The number of Directors shall be not less than three, nor more than seven, as may be fixed from time to time by resolution the Board of Directors adopted at any meeting of the Board of Directors; provided, however, that no reduction in the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office. In the event that all shares of the Corporation are owned of record by one or two Shareholders, the number of Directors may be less than three, but not less than the number of Shareholders. No Director need be a Shareholder of the Corporation.

         Section 3.3  Election and Term of Office
         -----------  ---------------------------

         The election of the Board of Directors shall be held at the Annual Meeting of the Shareholders or at any Special Meeting called for that purpose. Each Director shall be elected or designated to serve and


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hold office until the next Annual Meeting of the Shareholders, and until his successor is elected, or until his early resignation, removal from office, or death.

         Section 3.4  Resignation and Vacancies
         -----------  -------------------------

         Any Director may resign his office at any time, such resignation to be made in writing and to take effect immediately upon delivery to the Secretary of the Corporation, regardless of its acceptance.

         Any vacancy occurring in the Board of Directors, by death, resignation, or otherwise, shall be filled promptly by a majority vote by the remaining Directors at a Special Meeting which shall be called for that purpose within 30 days after the occurrence of the vacancy. The Director thus chosen shall hold office for the unexpired term of his predecessor and the election and qualification of his successor.

         Section 3.5  Removal
         -----------  -------

         Any Director or Directors may be removed from office, with or without cause, at any time, at any Special Meeting of Shareholders called for that purpose, or at the Annual Meeting of Shareholders, pursuant to the provisions of Delaware General Corporation law.

         Section 3.6  Compensation
         -----------  ------------

         The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors.

         Section 3.7  Conflict of Interest
         -----------  --------------------

         Any contract or other transaction between the Corporation and any of its Directors (or any Corporation or firm which any of its Directors is directly or indirectly financially interested) shall be valid for all purposes notwithstanding the presence of such Director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall apply, however, only if the interest of each such Director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by the majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote.

         No contract or transaction shall be void or voidable with respect to the Corporation for the reason that it is between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other person in which one or more of its Directors or Officers are Directors, Trustees, or Officers, or have a financial or personal interest or for the reason that one or more interested Directors or Officers participate in or vote at the meeting of the Directors or a committee thereof which authorizes such contract or transaction, if in any such case:

         (a) The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Directors or the committee and the Directors or committee,


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in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or

         (b) The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the Shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract or transaction; or

         (c) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof, or the Shareholders.

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Directors, or of a committee thereof which authorized the contract or transaction.

         The Directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the Corporation by Directors and Officers, or to delegate such authority to one or more Officers or Directors.

         The Corporation intends to permit transactions between the Corporation and its Directors or Officers as provided in Delaware General Corporation law, and nothing contained herein shall limit or otherwise affect the liability of Directors under Delaware General Corporation law.

         This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this Section.

         Section 3.8  Meetings
         -----------  --------

         The Annual Meeting of the Board of Directors shall be held, without call or notice, immediately following each Annual Meeting of the Shareholders of this Corporation, for the election or appointment of Officers and for the transaction of any other business within the authority of the Board of Directors.

         Special Meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice President, or any two Directors.

         Section 3.9  Notice of Special Meetings
         -----------  --------------------------

         Upon written request to the President or Secretary, sent by certified mail, return receipt requested, or delivered to such Officer in person, by any person or persons entitled to call a Special Meeting of the Board of Directors, such Officer shall fix the date of a Special Meeting not less than 10 days after the receipt of such request, and shall cause notice to be given to each Director, either by personal delivery or by mail, telegram, or cablegram, addressed to each Director at his last known post office address, at least 2 days prior to the date of such meeting, specifying the time and place of the meeting, but need not specify


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the purpose of the meeting.

         In the event such Officer shall refuse to perform his duty, such person or persons who shall have requested the meeting, shall be entitled to fix the date of the meeting and serve proper notice as provided herein.

         Section 3.10  Validation of Meeting Defectively Called or Noticed
         ------------  ---------------------------------------------------

         The transactions of any meeting of the Board of Directors however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice. All such waivers shall be filed with the corporate records and made a part of the minutes of the meeting. Furthermore, the attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, and by the filing of a written protest therefore at the commencement of the meeting.

         Section 3.11  Place of Meeting; Communications Equipment
         ------------  ------------------------------------------

         The Board of Directors shall hold its meetings at such places within or without the State of Delaware as a majority of the Directors shall agree or assent to by their attendance, from time to time. The Board of Directors shall be permitted to hold meetings of the Directors through the utilization of any communications equipment if all persons participating can hear each other, and participation in such a meeting shall constitute presence at such meeting, pursuant to Delaware General Corporation law.

         Section 3.12  Quorum
         ------------  ------

         The majority of the Directors in office constitute a quorum of the Board of Directors for the transaction of business.

         Section 3.13  Majority Action
         ------------  ---------------

         Every act or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present is the act of the Board of Directors. Each Director who is present at a meeting will be conclusively presumed to have assented to the action taken at such meeting unless his dissent to the action is entered on minutes of the meeting, or, where he is absent from the meeting, his written objection to such action is properly filed with the Secretary of the Corporation upon learning of the action. Such right to dissent shall not apply to a Director who voted in favor of such action. At all meetings of the Board of Directors, each Director shall have one vote irrespective of the number of shares he may hold.

         Section 3.14  Adjournment
         ------------  -----------

         In the absence of a quorum, a majority of the Directors present may adjourn from time to time, until the time fixed for the next regular meeting of the Board of Directors. Notice of the time and place of


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holding an adjourned meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

         Section 3.15  Conduct of Meetings
         ------------  -------------------

         At every meeting of the Board of Directors, the Chairman of the Board shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the Chairman may appoint any person to act as Secretary of the meeting.

         Section 3.16  Bylaws
         ------------  ------

         The Board of Directors may adopt and, from time to time, amend Bylaws for their own government. Such Bylaws shall not be inconsistent with the Articles of Incorporation or the Regulations.

         Section 3.17  Committees
         ------------  ----------

         The Board of Directors shall have the authority to create an executive committee or any other committee of Directors, and to delegate its authority to such committees in a manner not inconsistent with the provisions of Delaware General Corporation law.

         Section 3.18  Action Without Meeting
         ------------  ----------------------

         Notwithstanding any provision herein to the contrary, any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting pursuant to the provisions of Delaware General Corporation law.

ARTICLE 4.  OFFICERS
----------  --------

         Section 4.1  Number and Titles
         -----------  -----------------

         The Officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer. The Board of Directors may appoint, from time to time, by resolution any or all of the following Officers: (a) one or more Vice Presidents (one of whom may be designated Executive Vice President), (b) one or more assistant Secretaries, (c) one or more assistant Treasurers.

         Except as otherwise provided, any two or more Offices may be held by the same person. However, no Officer may execute, acknowledge, or verify any instrument in more than one capacity if such instrument, as required by law, the Articles of Incorporation, or the Bylaws, is to be executed, acknowledged, or verified by two or more Officers.

         Section 4.2  Election of Term of Office
         -----------  --------------------------

         All Officers of the Corporation shall be elected or designated annually by the Board of Directors at the Annual Meeting of the Board of Directors held after the Annual Meeting of the Shareholders, and


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each Officer shall hold office until his successor shall have been duly elected and shall have qualified, or until he shall resign or shall have been removed. At said meeting the Board of Directors may also elect or designate such subordinate Officers as it shall determine.

         Section 4.3  Removal and Resignation
         -----------  -----------------------

         Any Officer may be removed, with or without cause, by a majority vote by the Board of Directors; provided, however, that such removal shall be without prejudice to any contract rights, if any, of the person so removed.

         Any Officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.4  Vacancies
         -----------  ---------

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4.5  Chairman of the Board
         -----------  ---------------------

         The Chairman of the Board shall preside at all meetings of the Board of Directors, may execute all authorized contracts, deeds, or other instruments in the name of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors. He shall be ex officio a member of all committees.

         Section 4.6  President and Chief Executive Officer
         -----------  -------------------------------------

         The President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, direct the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, and he may execute all authorized contracts, deeds or other instruments in the name of the Corporation. All such contracts, deeds or other instruments to be deemed authorized are subject to prior approval of the Board of Directors, and all such contracts, deeds or other instruments shall not be binding upon the Company until ratified by the Board of Directors. In general, he shall have the authority and shall perform all duties incident to the office of a President of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors. He shall be ex officio a member of all committees. He shall from time to time report to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice.

         Section 4.7  Vice President
         -----------  --------------

         The Vice President of the Corporation, if one be elected, under the direction of the Chief Executive Officer, shall have such powers and perform such duties as the Board of Directors or the Chief Executive


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Officer may prescribe, from time to time and shall perform such other duties as may be prescribed in these Regulations. In the case of the death, absence or inability of the President to act, then the Vice President shall have the powers and discharge the duties of the President. If there are two or more Vice Presidents, then the Executive Vice President shall have the powers and discharge the duties of the President upon his death, absence or inability to act.

         Section 4.8  Secretary
         -----------  ---------

         The Secretary shall attend all meetings of the Shareholders of the Corporation and of its Board of Directors and shall keep the minutes of all such meetings in a book or books kept by him for that purpose. He shall keep in safe custody the seal of the Corporation, if any, and when authorized by the Board of Directors, he shall affix such seal to any instruments requiring it. The Secretary may delegate such duties to the attorney or law firm who may represent the Corporation, from to time. In the absence of a transfer agent or a registrar, the Secretary shall have charge of the stock certificate books and the Secretary shall have charge of such other books and papers as the Board of Directors may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the Chief Executive Officer may prescribe from time to time.

         Section 4.9  Treasurer.
         -----------  ----------

         The Treasurer, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall supervise the deposit all monies and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as the Board of Directors may designate from time to time. He shall supervise and have charge of keeping correct books of account of all the Corporation's business and transactions. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the Chief Executive Officer may prescribe from time to time.

         Section 4.10  Other Officers
         ------------  --------------

         Other Officers of the Corporation may be designated by the Board of Directors and shall have such powers and duties as may be assigned to or invested in them by the Board of Directors.

ARTICLE 5.  INDEMNIFICATION
----------  ---------------

         Section 5.1  Third Party Actions.
         -----------  --------------------

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, or employee of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably


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incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, has reasonable cause to believe that his conduct was unlawful.

         Section 5.2  Derivative Actions
         -----------  ------------------

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, or employee of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been fully adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses as the court shall deem proper.

         Section 5.3  Rights After Successful Defense
         -----------  -------------------------------

         To the extent that a Director or Officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 5.1 or 5.2, or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection herewith.

         Section 5.4  Other Determinations of Rights
         -----------  ------------------------------

         Except in a situation governed by Section 5.3, any indemnification under Section 5.1 or 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper under the circumstances because he has met the applicable standard of conduct set forth in Sections 5.1 or 5.2. Such determination shall be made (a) by a majority vote of Directors acting at a meeting at which a quorum consisting of Directors who were not parties to such action, suit, or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable, and a majority of disinterested Directors so directs), by independent legal counsel (compensated by the Corporation) in a written opinion, or by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of Directors, without regard to voting power which may thereafter exist upon a default, failure or other contingency.


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         Section 5.5  Advances of Expenses
         -----------  --------------------

         Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals), or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Corporation.

         Section 5.6  Non-Exclusiveness; Heirs
         -----------  ------------------------

         The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Articles of Incorporation, or the Regulations, any agreement, vote of Shareholders, any insurance purchased by the Corporation, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 5.7  Purchase of Insurance
         -----------  ---------------------

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of the General Corporation Law.

ARTICLE 6.  SHARES
----------  ------

         Section 6.1  Certificates
         -----------  ------------

         Certificates for shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate, in compliance with the provisions of Delaware General Corporation law.

         All share certificates shall be signed by two officers of the Corporation. If a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said Officers of the Corporation may be facsimile engraved, stamped, or printed. Although the Officer whose signature is affixed to such a certificate ceases to be an Officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

         Section 6.2  Consideration
         -----------  -------------

         The consideration for the issuance of shares may be paid, in whole or in part, in money, or other property actually received, tangible or intangible, or in labor performed for the Corporation. When


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authorized by Delaware General Corporation law, the promissory notes or future services shall constitute payment, or part-payment for shares of the Corporation at the discretion of the Board of Directors.

         Neither shares, nor certificates representing such shares, may be issued by the Corporation until the full amount of the consideration has been paid. When such consideration has been paid to the Corporation, the certificate representing such shares shall be issued to the Shareholder.

         Section 6.3  Lost or Destroyed Shares
         -----------  ------------------------

         When a share certificate has been lost, or appears to have been destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the share represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim arising from the registration of the transfer or any claim to a new certificate.

         When the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner:

         (1) So requests before the Corporation has notice that the security has been required by a bona fide purchaser;

         (2) Files with the Corporation any indemnity bond, which the Corporation may reasonably require; and

         (3) Satisfies any other reasonable requirements imposed by the Corporation.

         If, after the issuance of a new certificate as a replacement for a lost, destroyed, or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the Corporation may recover the new certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser.

         Section 6.4  Conditions of Transfer
         -----------  ----------------------

         A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its Transfer Agent, if any, such fact shall be stated in the entry of the transfer.

         When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation, or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity


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



executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of the sureties. The bond shall be conditioned to protect the Corporation, its Officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recording of the transfer or the issuance of a new certificate for shares.

         If required by Federal or State Securities law, or if recommended by legal counsel for the Corporation, the Secretary of the Corporation, or the Transfer Agent, may place stop transfer instructions upon the stock certificates issued by the Corporation. Furthermore, the Secretary of the Corporation, or the Transfer Agent, if any, may refuse to transfer any shares of stock, except upon the issuance of a favorable written opinion of legal counsel for the Corporation to the effect that the resale, pledge, hypothecation or other transfer of the stock of the Corporation shall not be in violation of any Federal or State Securities Act, or any rule or regulation promulgated thereunder.

ARTICLE 7.  CORPORATE RECORDS, REPORTS, AND INSTRUMENTS
----------  -------------------------------------------

         Section 7.1  Record Dates
         -----------  ------------

         The Board of Directors may fix a record date, in compliance with Delaware General Corporation law for any lawful purpose, including, without limitation the determination of the Shareholders who are entitled to:

         (1)      Receive notice of or to vote at a meeting of Shareholders; or

         (2)      Receives payment of any dividend or distributions; or

         (3) Receive or exercise rights of purchase of or subscription for, or exchange or conversion of shares or other securities, subject to contractual rights with respect thereto; or

         (4) Participate in the execution of written consents, waivers, or releases.

         Section 7.2  Records, Books of Account, and Minutes
         -----------  --------------------------------------

         The Corporation shall keep correct and complete books and records of account, together with minutes of proceedings of its Incorporators, Shareholders, Directors and Committees of the Directors, and records or its Shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them, from time to time, and such other books and records as the Secretary may deem necessary and appropriate, from time to time.

         Section 7.3  Execution of Instruments
         -----------  ------------------------

         Unless otherwise specifically determined by the Board of Directors, or otherwise required by law, formal contracts of the Corporation, promissory notes, mortgages, and other evidences of indebtedness of the Corporation, and other Corporate instruments or documents, and certificates of shares of stock owned by the Corporation, shall be executed, signed, or endorsed by the President or any Vice President and by the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall have the corporate seal, if any, affixed thereto.

         All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies, or other depositories as the Board of Directors may select or as may be selected by any Officer or Officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

         Except as otherwise provided by the Regulations, all checks, drafts, or other order for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE 8.  MISCELLANEOUS
----------  -------------

         Section 8.1  Voting Upon Shares Held by the Corporation
         -----------  ------------------------------------------

         Unless otherwise ordered by the Board of Directors, the Secretary, in person or by proxy, appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own. The Corporation shall not directly or indirectly vote upon any shares issued by it.

         Section 8.2  Corporate Seal
         -----------  --------------

         The Board of Directors may, at their option, adopt, use and thereafter alter a corporate seal. Such seal shall be circular in form, with the name of the Corporation stamped on the margin and the words "Delaware" and "Seal" stamped across the center.

         Section 8.3  Fiscal Year
         -----------  -----------

         The fiscal year of the Corporation shall be as determined by the Board of Directors, from time to time.

         Section 8.4  Consistency With Articles of Incorporation
         -----------  ------------------------------------------

         If any provision of these Regulations shall be inconsistent with General Corporate Law, with the Articles of Incorporation, and as they may be amended, from time to time, or a Close Corporation Agreement, as the same may be adopted, or amended, from time to time, by the Shareholders, pursuant to Delaware General Corporation law, such Corporate Law, the Articles or such Agreement, as the case may be, shall govern.

         Section 8.5  Emergency Regulations
         -----------  ---------------------

         The Board of Directors are empowered to adopt emergency regulations prior to the occurrence of an emergency, to the extent permitted by Delaware General Corporation law.

         Section 8.6  Conduct of Meetings
         -----------  -------------------

         Shareholders' meetings shall be presided over by the Chairman of the Board or, in his absence, by a Chairman chosen at the meeting by the holders of a majority of the voting shares present in person or by proxy. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, if no such officer is present, a person designated by the presiding officer, shall act as Secretary of the meeting.

         The most recent edition of ROBERT'S RULES OF ORDER, except to the extent such Rules are inconsistent with law, the Articles of Incorporation or the Regulations, if any, shall govern the conduct of all Shareholders' meetings and Board of Directors' meetings.

         Section 8.7  Order of Business
         -----------  -----------------

         The order of business at all Annual Meetings, and insofar as practicable at special meetings, of the Shareholders and Board of Directors shall be as follows:

         (1)      Call to order.

         (2)      Proof of due notice of the meeting by the Secretary.

         (3)      Roll call.

         (4)      Presentation and examination of proxies.

         (5)      Announcement of a quorum.

         (6) Reading, or waiver thereof, correction, and approval of the minutes of the previous meeting.

         (7)      Announcements.

         (8)      Reports of Officers.

         (9)      Reports of committees.

         (10)     Election of Directors or Officers.

         (11)     Old, or unfinished business.

         (12)     New business.

         (13)     Adjournment.

         Section 8.8  Amendment
         -----------  ---------

         These Bylaws may be altered, amended, or repealed at the Annual Meeting of the Board of Directors, at any special meeting of the Board called for that purpose, at the Annual Meeting of the Shareholders or at any special meeting of the shareholders called for that purpose.









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